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                                                                 EXHIBIT 10.23




                                        May 9, 1996

Wyndham Hotel Company Ltd.
2001 Bryan Street
Suite 2300
Dallas, Texas  75201
Attn:  James D. Carreker

         Re: Promissory Note dated March 8, 1995, payable by Almo Hotel Company, Ltd. and Airportel, Inc. to Wyndham Hotel Company Ltd. in the original principal amount of $4,560,000 (the "Promissory Note")

Ladies and Gentlemen:

         This letter evidences our agreement concerning the above-referenced Promissory Note. Upon execution of this letter by you and us, we will pay to you, in cash, $4,560,000, which is the face amount of the Promissory Note. You and we acknowledge that the Promissory Note evidences the "Improvement Loan" provided for under the terms of the Management Agreement dated March 1, 1995 concerning your management of the hotel known as the Wyndham at Los Angeles Airport (the "Management Agreement"). The Promissory Note is subject to repayment in accordance with its terms and the terms of the Management Agreement.

         In consideration of our $4,560,000 payment to you, you agree to pay to us, promptly upon receipt, any and all payments that you receive from the payors, or in respect of the payors' obligations, under the Promissory Note. You also agree that you will continue to own and hold the Promissory Note and will not transfer, assign or pledge to any third party the Promissory Note or any of your right, title and interest therein or thereunder; provided, however, that the Promissory Note may be pledged or collaterally assigned in connection with any senior credit facility obtained by you or in connection with any replacement or refinancing thereof.

         In addition to the foregoing, you acknowledge that, as of the date hereof, you have advanced the principal sum of $2,167,060 under the Improvement Loan and that you are obligated to advance, in accordance with the terms of the Management Agreement, an additional $2,392,940 under the Improvement Loan. You agree that, in consideration of our paying to you the full $4,560,000 face amount of the Promissory Note as of the date hereof, you will pay to us interest on the portion of the Improvement Loan that from time to time remains unfunded after the date of our payment to you. Such interest will accrue from time to time at a rate per annum equivalent to the rate of interest that you earn from time to time
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Wyndham Hotel Company Ltd.
May 9, 1996
Page 2



on the cash collateral account maintained by you with Bank One Texas, N.A. (or any other financial institution) in support of the letter of credit that has been issued (and any replacement letter of credit subsequently issued) for the purpose of funding, or securing the funding of, the Improvement Loan. Accrued interest will be payable each July 31, October 31, January 31 and April 30 and within thirty days after your funding of the final installment of the Improvement Loan. The periodic payment of interest will cover interest earned through the end of the preceding calendar month, and the final payment of interest will cover all accrued and unpaid interest.

         References in this letter to "you" or "your" are to Wyndham Hotel Company Ltd., and to "us," "our" or "we" are to WHC LAX Associates, L.P. This letter agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Texas.

         Please acknowledge your agreement to the foregoing by executing an original of this letter in the space provided below and returning the executed original to the undersigned.

                                        Very truly yours,

                                        WHC LAX ASSOCIATES, L.P.

                                        By:  WHC LAX Associates I, Inc.,
                                             its General Partner


                                             By: /s/ ERIC A. DANZIGER     CSM
                                                 ----------------------------
                                             Name: Eric A. Danziger
                                                   --------------------------
                                             Title: V.P.
                                                    -------------------------


Acknowledged and agreed
this 9th day of May, 1996.

WYNDHAM HOTEL COMPANY LTD.,
a Texas limited partnership

By:  Wyndham Hotel Management
       Corporation, a Texas corporation,
       General Partner



By: /s/ JAMES D. CARREKER         CSM
    ----------------------------------
Name: James D. Carreker
      --------------------------------
Title: President
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